CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 27, 2010 relating to the financial statements and financial highlights which appear in the May 31, 2010 Annual Report to Shareholders of Nuveen Multistate Trust III, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such registration statement.

/s/    PricewaterhouseCoopers LLP

Chicago, Illinois

September 27, 2010